       As filed with the Securities and Exchange Commission on August 14, 1997
                                             Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

          CALIFORNIA                                      77-0059951
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)

                               -----------------

                        ARDENT COMMUNICATIONS CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               -----------------

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)

                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                            Proposed       Proposed
   Title of                                                                  Maximum        Maximum
  Securities                               Amount            Offering       Aggregate      Amount of
     to be                                  to be              Price        Offering     Registration
  Registered                            Registered(1)       per Share(2)    Price(2)          Fee
-----------------------------------------------------------------------------------------------------
Ardent Communications Corporation
1996 Stock Option Plan

Common Stock                              574,750              $1.36         $781,660        $237

=====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ardent Communications Corporation 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      Cisco Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 28, 1996 filed with the Commission on October 25, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 26, 1996, January 25, 1997 and April 26, 1997, filed with the Commission on December 10, 1996, March 10, 1997 and June 10, 1997, respectively, and any amendments thereto.

      (c) The Registrant's reports on Form 8-K filed with the Commission on October 1, 1996 and January 22, 1997, respectively.

      (d) The Registrant's Registration Statement No. 0-18225 on Form 8-A filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A filed with the Commission on February 15, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.



                                      II-1.

Item 6.  Indemnification of Directors and Officers

      Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

 Exhibit Number   Exhibit

     4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to
                  Item 3(d).

     5.0          Opinion of Brobeck, Phleger & Harrison LLP.

    23.1          Consent of Independent Accountants - Coopers & Lybrand L.L.P.

    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

    24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1          Ardent Systems Corporation 1996 Stock Option Plan.

    99.2 Form of Notice of Grant of Stock Option and Stock Option Agreement in connection with the Ardent Communications Corporation 1996 Stock Option Plan.

    99.3          Form of Stock Option Assumption Agreement.

Item 9.           Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Ardent Communications Corporation 1996 Stock Option Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of

                                      II-2.

the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of August, 1997.



                                        CISCO SYSTEMS, INC.



                                        By:/s/ John T. Chambers
                                           -------------------------------------
                                           John T. Chambers
                                           President and Chief Executive Officer



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



Signatures                   Title                                                  Date
----------                   -----                                                  ----
/s/ John T. Chambers
------------------------     President, Chief Executive                   August 14, 1997
John T. Chambers             Officer and Director (Principal
                             Executive Officer)


/s/ Larry R. Carter
------------------------     Vice President, Finance and                  August 14, 1997
Larry R. Carter              Administration, Chief Financial
                             Officer and Secretary
                             (Principal Financial and Accounting Officer)


/s/ John P. Morgridge
------------------------     Chairman of the Board                        August 14, 1997
John P. Morgridge            and Director



Signatures                   Title                                                  Date
----------                   -----                                                  ----
/s/ Donald T. Valentine
------------------------     Director                                    August 14, 1997
Donald T. Valentine


/s/ James F. Gibbons
------------------------     Director                                    August 14, 1997
James F. Gibbons


/s/ Robert L. Putte
------------------------     Director                                    August 14, 1997
Robert L. Puette



------------------------     Director                                               1997
Masayoshi Son


/s/ Steven M. West
------------------------     Director                                    August 14, 1997
Steven M. West


/s/ Richard M. Moley
------------------------     Director                                    August 14, 1997
Richard M. Moley


/s/ Edward Kozel
------------------------     Director                                    August 14, 1997
Edward Kozel

/s/ Carol Bartz
------------------------     Director                                    August 14, 1997
Carol Bartz


                                      II-5.

                                  EXHIBIT INDEX


  Exhibit Number         Exhibit

     4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).

     5.0                Opinion of Brobeck, Phleger & Harrison LLP.

    23.1                Consent of Independent Accountants - Coopers & Lybrand
                        L.L.P.

    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1                Ardent Systems Corporation 1996 Stock Option Plan.

    99.2 Form of Notice of Grant of Stock Option and Stock Option Agreement in connection with the Ardent Communications Corporation 1996 Stock Option Plan.

    99.3                Form of Stock Option Assumption Agreement.